UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 26, 2024

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50056	05-0527861
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
4200 B Stone Road
Kilgore, Texas 75662
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	MMLP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on October 3, 2024, Martin Midstream Partners L.P. (the “Partnership”), Martin Resource Management Corporation(“Parent”), Martin Midstream GP LLC, the general partner of the Partnership (the “General Partner”), and MRMC Merger Sub LLC, a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub agreed to merge with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent (the “Merger”).

On December 26, 2024, Parent and the Partnership (with the approval of the Conflicts Committee of the Board of Directors of the General Partner) entered into a termination agreement (the “Termination Agreement”), pursuant to which the Merger Agreement was terminated. As a result, the Merger Agreement will be of no further force and effect, and the Support Agreements (as defined in the Merger Agreement) terminated in accordance with their terms.

As a result of the termination of the Merger Agreement, the special meeting of the unitholders of the Partnership, which was to be held on December 30, 2024 for the purpose of voting on the Merger Agreement and the Merger (the “Special Meeting”), will not take place.

The proposed Merger was a “going-private” transaction under the rules of the Securities and Exchange Commission (the “SEC”). As of the close of business on November 8, 2024, the record date for the Special Meeting, approximately 26.0% of the Partnership’s common units were owned collectively by Parent (indirectly through certain of its subsidiaries), Ruben S. Martin, III (the Chairman of the Board of Directors of the General Partner), Senterfitt Holdings Inc., a corporation wholly owned by Mr. Martin, and Robert D. Bondurant (the President and Chief Executive Officer of the General Partner). Mr. Martin is also the President and Chief Executive Officer and a Director of Parent, and Mr. Bondurant is also a Director of Parent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which was previously filed with the Securities and Exchange Commission as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on October 3, 2024 and is incorporated herein by reference. In addition, the foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 26, 2024, the Partnership issued a press release announcing the termination of the Merger Agreement and the cancellation of the Special Meeting.

The press release is included herein as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 disclosure, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

      In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of
Section 18 of the Exchange Act.

Exhibit Number	Description
10.1	Termination Agreement between Martin Resource Management Corporation and Martin Midstream Partners L.P., dated December 26, 2024
99.1	Press release dated December 26, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: December 26, 2024	By: /s/ Sharon L. Taylor
Sharon L. Taylor
Executive Vice President and Chief Financial Officer